UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: JUNE 6, 2011
(Date of earliest event reported)

PRIME STAR GROUP INC.
(Exact name of registrant as specified in its charter)

NV	001-32220	87-0636498
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

8550 West Desert Inn Road, Unit 151
LAS VEGAS, NV  89117
(Address of principal executive offices) (Zip Code)

702-588-5965
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if changed since last report

Check  the  appropriate  box  below  if  the  Form  8-K  filing  is  intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4.  Matters Related to Accountants and Financial Statements

Item 4.01.  Changes in Registrant's Certifying Accountant.

On May 19, 2011, Prime Star Group, Inc. (the "Registrant") engaged Sam Kan & Company(the "New Accountant"), having an address at 1151 Harbor Bay Pkwy., Suite 101, Alameda, CA 94502 as its new principal independent accountants, following the resignation of the Registrant's prior principal independent accountants, Gruber & Company, LLC (the "Former Accountant"), which occurred on May 19, 2011. The decision to change accountants was recommended and approved by the Registrant's Board of Directors.

As of May 19, 2011, the New Accountant was engaged by the Registrant as its principal independent accountants. The appointment of the New Accountant was recommended and approved by the Registrant's Board of Directors. During the Registrant's two most recent fiscal years and through May 18 2011, the Registrant did not consult the New Accountant regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Registrant's financial statements, and neither a written report nor oral advice was provided to the Registrant by the New Accountant that they concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" (as defined in 17 C.F.R. 304(a)(1)(iv) and the related instructions) or a "reportable event" (as defined in 17 C.F.R. 304(a)(1)(v)).

The Registrant has provided the Former Accountant with a copy of this disclosure and has requested that the Former Accountant furnish it with a letter addressed to the U.S. Securities and Exchange Commission ("SEC") stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree.

The change in accountants does not result from any dissatisfaction with the quality of professional services rendered by GRUBER & COMPANY as the independent accountants of PRIME STAR GROUP, INC.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements:

     None

(b) Pro forma financial information:

     None

(c) Shell company transactions:

     None

(d) Exhibits

     99.1  ENGAGEMENT LETTER WITH SAM KAN & COMPANY

     99.2  Press Release of PSGI of June 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2011	PRIME STAR GROUP INC. By: /s/ Edward Braniff Edward Braniff President